                                                                   Exhibit 10.12

                                                                  CONFORMED COPY
                                                                  --------------

                               CAPACITY AGREEMENT

                                 by and between

                             DUQUESNE LIGHT COMPANY

                                       and

                           FIRSTENERGY SOLUTIONS CORP.

                          Dated as of December 18, 2001

                               CAPACITY AGREEMENT

          This Capacity Agreement (this "Agreement") is made and entered into as of December 18, 2001 by and between Duquesne Light Company, a Pennsylvania corporation ("DLC"), and FirstEnergy Solutions Corp., an Ohio corporation (the "Supplier"). DLC and the Supplier are referred to individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

          WHEREAS, DLC has stated its intention to become a load serving entity in PJM West (as defined herein);

          WHEREAS, PJM West requires that its load serving entities satisfy certain capacity obligations;

          WHEREAS, the Supplier, a wholly-owned subsidiary of FirstEnergy Corp., an Ohio corporation, has or is willing to secure the necessary resources to meet certain of DLC's capacity obligations in PJM West, on the terms and conditions provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                          DEFINITIONS; CERTAIN MATTERS

          1.1 Definitions. As used in this Agreement, the following terms have
              -----------
the meanings set forth below:

"ACAP" means "Available Capacity Resources" as defined under the PJM West
 ----
Protocols, measured in megawatts of net capacity.

"ACAP Market Transaction Costs" has the meaning set forth in Section 3.2 hereof.
 -----------------------------

"Affiliate" means, with respect to a corporation, partnership, or other entity,
 ---------
each such other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

"Agreement" means this Capacity Agreement, as the same may be amended from time
 ---------
to time.

"Ancillary Services Agreement" means that certain ancillary services agreement,
 ----------------------------
dated as of March 25, 1999, by and between The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company, on the one hand, and DLC, on the other hand.

"Business Day" means any day other than Saturday, Sunday and any day which is a
 ------------
day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or other governmental action to close.

"DLC Zone" means the DLC service territory under the PJM West Protocols, as such
 --------
service territory is described in the "List of Communities Served" under DLC's retail tariff on file with the PUC on the date hereof.

"DLC Zone Daily Peak Forecast" means, for each calendar day during the term of
 ----------------------------
this Agreement on and following the Effective Date, the DLC Zone Hourly Forecast with the greatest Energy requirements forecasted for any hour of that calendar day.

"DLC Zone Hourly Forecast" means, for each hour during the term of this
 ------------------------
Agreement on and following the Effective Date, DLC's forecast, provided to PJM West pursuant to the PJM West Protocols, of the Energy requirements of the DLC Zone.

"Dynamically Schedule" means to schedule by means of a telemetered reading or
 --------------------
value that is updated in real time and used as a schedule in the AGC/ACE equation and the integrated value of which is treated as a schedule for interchange accounting purposes.

"ECAR" means the East Central Area Reliability Council, a regional reliability
 ----
council established pursuant to the East Central Area Reliability Coordination Agreement, and any successor entity thereto.

"Effective Date" means the later of (i) the date on which DLC is obligated to
 --------------
supply ACAP under the PJM West Protocols, (ii) the date on which the Supplier ACAP Resources are certified as capacity resources in accordance with the PJM West Protocols, (iii) the date on which the FERC issues an order, in a form reasonably acceptable to the Parties, accepting this Agreement for filing, (iv) the Effective Date as defined under the POLR Supplier Capacity Agreement.

"EGS" means an Electric Generation Supplier as defined in DLC's then current
 ---
Electric Generation Supplier Coordination Tariff.

"Energy" means electrical energy.
 ------

"Event of Default" has the meaning set forth in Section 6.1 hereof.
 ----------------

"FE Charge" means the Supplier's costs under the FE Protocols in purchasing
 ---------
replacement Energy, including related transmission charges, to cover the amount of Energy equal to the Swap Energy Imbalance, if any, for a particular hour.

"FE Control Area" means that portion of the FE Control Area, as defined in the
 ---------------
applicable FE tariff, or its successor (including, but not limited to, any applicable control area or zone under any applicable RTO or ISO tariff or protocols), that includes The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company, as in existence on the date hereof.

"FE Credit" means the net amount, if any, received by the Supplier under the FE
 ---------
Protocols in disposing of any Energy delivered by or on behalf of DLC to the FE Control Area for a particular hour that is in excess of the Swap Amount for such hour.

"FE Energy Imbalance" means any difference between the hourly Energy supplied by
 -------------------
the Supplier to the DLC Zone pursuant to this Agreement and the FE Supply Amount for such hour.

"FE Protocols" means the provisions, protocols, rules or other requirements of
 ------------
any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, operating manual or similar document, and their respective successors, then in effect in and applicable to the FE Control Area.

"FERC" means the Federal Energy Regulatory Commission and any successor agency
 ----
thereto.

"FE Supply Amount" means, for each hour, an amount of Energy equal to the
 ----------------
product of the DLC Zone Hourly Forecast for such hour multiplied by a factor equal to the FE Swap Percentage (with the resulting product rounded down to the nearest whole megawatt).

"FE Swap Percentage" means a fixed percentage between zero percent (0%) and
 ------------------
sixty-five percent (65%), as set by DLC, on a daily basis, for the next calendar day; provided, however, that if DLC fails to deliver, or cause to be delivered, notice of an FE Swap Percentage, as contemplated by Section 3.2 hereof, for a particular calendar day, then the FE Swap Percentage for such day shall equal sixty-five percent (65%).

"FE Tally Sheet" means a tally sheet on which the Supplier shall set forth, for
 --------------
a particular day, the amount of Energy actually received each hour from, or on behalf of, DLC at the FE Control Area.

"Force Majeure" has the meaning set forth in Section 5.2 hereof.
 -------------

"Good Utility Practice" means any of the applicable practices, methods and acts:
 ---------------------

     required by any Governmental Authority or applicable regional or national reliability council, including NERC or ECAR or PJM West or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof; and otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period, which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with law, regulation and good business practices (which may include aspects of reliability, safety, environmental protection, economy and expediency). Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to practices, methods, or acts generally accepted in the electric utility industry.

"Governmental Authority" means any federal, state, local or other governmental,
 ----------------------
regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority.

"Governmental Charges" has the meaning set forth in Section 3.5 hereof.
 --------------------

"ICAP" has the meaning set forth in Section 3.1 hereof.
 ----

"Law" means any law, treaty, code, rule, regulation, or order or determination
 ---
of an arbitrator, court or other Governmental Authority, or any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Party or any of its property.

"NERC" means the North American Electric Reliability Council and any successor
 ----
entity thereto.

"Party" has the meaning set forth in the Recitals.
 -----

"Person" means any individual, partnership, limited liability company, joint
 ------
venture, corporation, trust, unincorporated organization or governmental entity or any department or agency thereof.

"PJM West" means the PJM West Region of PJM Interconnection, L.L.C., and any
 --------
successor thereto (including any modification, and any successor, thereto resulting from any regional transmission organization for the northeastern United States).

"PJM West Protocols" means the provisions, protocols, rules or other
 ------------------
requirements of any tariff or equivalent document, reliability assurance agreement, operating agreement, transmission owner agreement or similar agreement, manuals or similar documents, and their respective successors, then in effect in for PJM West.

"POLR Supplier" means Orion Power MidWest, L.P., a Delaware limited partnership.
 -------------

"POLR Supplier Capacity Agreement" means that certain capacity agreement,
 --------------------------------
entered into on, or as soon as practicable after, the date hereof, by and between DLC and the POLR Supplier, relating to certain capacity obligations.

"PUC" means the Pennsylvania Public Utility Commission and any successor agency
 ---
thereto.

"Supplier" has the meaning set forth in the Recitals.
 --------

"Supplier ACAP Deficiency" means, for any calendar day, any negative difference
 ------------------------
between the Supplier ACAP Obligation and the amount of ACAP actually delivered by the Supplier pursuant to Section 3.2 hereof for such day.

"Supplier ACAP Deficiency Charges" has the meaning set forth in Section 3.3
 --------------------------------
hereof.

"Supplier ACAP Obligation" means for a particular calendar day an amount of ACAP
 ------------------------
equal to the DLC Zone Daily Peak Forecast for such calendar day multiplied by a factor equal to the FE Swap Percentage for such calendar day (with the resulting product rounded down to the nearest whole megawatt).

"Supplier ACAP Resources" means the Supplier's 345kV generating units at the
 -----------------------
Beaver Valley generation plant, the Supplier's 345kV generating units at the Mansfield generating plant and the Supplier's 345kV generating units at the Sammis generating plant.

"Swap Amount" means, for each hour, an amount of Energy equal to the product of
 -----------
the DLC Zone Hourly Forecast for such hour multiplied by a factor equal to the FE Swap Percentage (with the resulting product rounded down to the nearest whole megawatt for that hour).

"Swap Energy Imbalance" means any difference between the hourly Energy supplied
 ---------------------
by, or on behalf of, DLC to the FE Control Area pursuant to this Agreement and the Swap Amount for such hour.

"Transmission Congestion Charges" means all transmission congestion charges,
 -------------------------------
losses, if any, and similar charges, costs and fees imposed (i) under the PJM West Protocols and associated with the delivery of Energy by the Supplier to and within the DLC Zone pursuant to this Agreement and (ii) under the FE Protocols and associated with the delivery of Energy by, or on behalf of, DLC to and within the FE Control Area pursuant to this Agreement.

          1.2 Certain Interpretive Matters. In this Agreement, unless otherwise
              ----------------------------
specified or the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." Unless otherwise specified or the context otherwise requires, references to a Section, Article or Exhibit mean a Section, Article or Exhibit of this Agreement and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made.

          1.3 Parental Joinder Agreement and Guaranty. As a condition of DLC's
              ---------------------------------------
execution of this Agreement, at the time of the Supplier's execution of this Agreement the Supplier shall deliver to DLC a joinder agreement and a guaranty, in the forms attached hereto as Exhibit A, executed by FE pursuant to which FE agrees to cause its subsidiaries, The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company, to be bound by Section 4.7 of this Agreement and unconditionally guarantees the performance of the obligations of the Supplier under this Agreement, respectively.

          1.4 Illustrative Example. For the avoidance of doubt, the Parties have
              --------------------
attached hereto as Exhibit B one or more illustrative example(s) setting forth the anticipated means of accounting for the capacity and Energy transactions contemplated by the terms of this Agreement.

                                   ARTICLE II
                                      TERM

          2.1 Term. Unless terminated earlier pursuant to the terms of this
              ----
Agreement, the term of this Agreement shall commence as of the date hereof and continue until December 31, 2004, unless extended by mutual agreement of the Parties.

          2.2 Termination. This Agreement may be terminated before the end of
              -----------
its term pursuant to Section 6.2 hereof.

                                   ARTICLE III
                                 CAPACITY SUPPLY

          3.1 General Obligation. The intent of the Parties is that during the
              ------------------
term of this Agreement the Supplier shall supply DLC with capacity, to be used to cover a portion of DLC's capacity obligation as it may then exist under the PJM West Protocols, in an amount of megawatts equal to up to sixty-five percent (65%) of the daily peak load or seasonal peak load, as applicable under the PJM West Protocols, of the DLC Zone. The provisions of this Article III, and the provisions of Article IV hereof, set forth below are based on the assumption that DLC's capacity obligation under the PJM West Protocols on the Effective Date will require DLC to supply ACAP. If, however, during the term of this Agreement, DLC is required under the PJM West Protocols to supply a capacity product other than ACAP (including, but not limited to, net installed capacity of owned or contracted for generating facilities the designation of which satisfies the conditions of "alternative deficiency charges" under the PJM West Protocols (such capacity, "ICAP")), then the Parties shall negotiate in good faith such changes to this Article III and to Article IV hereof, and to any related provisions of this Agreement, as shall be necessary to implement the intent of the Parties described in the first sentence of this Section 3.1. For the avoidance of doubt, the Parties have attached hereto as Exhibit C an additional illustrative example setting forth the anticipated means of accounting for the capacity and Energy transactions contemplated by the terms of this Agreement should DLC be required under the PJM West Protocols to supply ICAP.

          3.2 ACAP Designation and Supply. Beginning on the calendar day
              ---------------------------
immediately preceding the Effective Date and continuing through the term of this Agreement, on a daily basis: (i) DLC shall deliver to the Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the DLC Zone Hourly Forecasts, including the DLC Zone Daily Peak Forecast, for the following calendar day, (ii) DLC shall deliver, or cause to be delivered, to the Supplier, no later than two hours prior to the close of the ACAP market then set by the PJM West Protocols, notice of the FE Swap Percentage for the following calendar day, and (iii) the Supplier shall, on DLC's behalf and as DLC's agent for such purpose, designate under the PJM West Protocols, no later than the hour then set by the PJM West Protocols for the close of ACAP market, an amount of ACAP equal to the Supplier ACAP Obligation for the following calendar day and shall be responsible for all costs relating to such Supplier ACAP Obligation under the PJM West Protocols or otherwise. The Parties agree to cooperate in good faith to establish a process pursuant to which the Supplier, in satisfying its obligations to deliver the Supplier ACAP Obligation, may, on DLC's behalf and as DLC's agent for such purpose, enter into ACAP market transactions under the PJM West Protocols to purchase an amount of ACAP to meet the unsupplied balance, if any, of the Supplier ACAP Obligation, provided that the Supplier shall be responsible for all costs relating to such ACAP market transactions executed to secure some or all of the Supplier ACAP Obligation (such costs, the "ACAP Market Transaction Costs"), which ACAP Market Transaction Costs, if assessed to or incurred by DLC, shall be due and payable to DLC pursuant to Section 3.4 hereof. The Parties agree that "ACAP Market Transaction Costs" shall also include all costs relating to ACAP market transactions executed on DLC's behalf by PJM West under the PJM West Protocols, including any buy bids thereunder, to secure some or all of the Supplier ACAP Obligation in the event that the Supplier fails to deliver the entire Supplier ACAP Obligation.

          3.3 ACAP Deficiencies. Beginning on the Effective Date and continuing
              -----------------
through the term of this Agreement, if on any calendar day there is a Supplier ACAP Deficiency, the Supplier shall be responsible for any charges assessed to or imposed on DLC under the PJM West Protocols (or charges incurred by DLC on behalf of EGSs under the PJM West Protocols) in respect of any such Supplier ACAP Deficiency (such charges, the "Supplier ACAP Deficiency Charges"), which Supplier ACAP Deficiency Charges shall be due and payable to DLC pursuant to
Section 3.4 hereof.

          3.4 Invoices for Charges. Beginning on the Effective Date and
              --------------------
continuing through the term of this Agreement, DLC shall, within ten (10) days following the end of each calendar month, invoice the Supplier for all ACAP Market Transaction Costs, Supplier ACAP Deficiency Charges, Transmission Congestion Charges associated with the FE Supply Amount and charges imposed under Section 4.5(b) hereof (and credit the Supplier for any credits owed to the Supplier under Section 4.5(b) hereof) attributable to the preceding calendar month, which invoice shall, as necessary, also adjust one or more prior months' invoices based on information then available to DLC. Beginning on the Effective Date and continuing through the term of this Agreement, the Supplier shall, within ten (10) days following the end of each calendar month, invoice DLC for all Transmission Congestion Charges associated with the Swap Amount and FE Charges imposed under Section 4.5(a) hereof (and credit DLC for any FE Credits imposed under Section 4.5(a) hereof) attributable to the preceding calendar month, which invoice shall, as necessary, also adjust one or more prior months' invoices based on information then available to the Supplier. The Supplier shall pay to DLC any net amount then due to DLC on any invoice delivered pursuant to this Section 3.4 no later than ten
(10) days following the date of such invoice. DLC shall pay to the Supplier any net amount then due to the Supplier on any invoice delivered pursuant to this
Section 3.4 no later than ten (10) days following the date of such invoice.

          3.5 Taxes. The payment of any local, state and federal taxes, fees,
              -----
and levies ("Governmental Charges") imposed on or with respect to the Supplier's delivery of the Supplier ACAP Obligation pursuant to Section 3.2 hereof and the FE Supply Amount pursuant to Section 4.3 hereof shall be the responsibility of the Supplier; the payment of any Governmental Charges imposed on or with respect to such Supplier ACAP Obligation following its delivery by the Supplier pursuant to Section 3.2 hereof and such FE Supply Amount following its delivery by the Supplier pursuant to Section 4.3 hereof shall be the responsibility of DLC. The payment of any Governmental Charges imposed on or with respect to DLC's delivery of the Swap Amount pursuant to Section 4.3 hereof shall be the responsibility of DLC; the payment of any Governmental Charges imposed on or with respect to such Swap Amount following its delivery by DLC pursuant to Section 4.3 hereof shall be the responsibility of the Supplier. For the avoidance of doubt, the Parties recognize and agree that each of the Supplier's delivery of the Supplier ACAP Obligation, the Supplier's delivery of the FE Supply Amount and DLC's delivery of the Swap Amount is a wholesale transaction.

          3.6 Payments and Payment Disputes. Except as may otherwise be provided
              -----------------------------
in this Agreement, beginning on the Effective Date and continuing on each Business Day thereafter through the term of this Agreement, all payments then due under this Agreement shall be made to the Party owed such payment by electronic transmission to the bank account designated by such Party in Section
12.3 hereof. All such payments shall be denominated and paid in U.S. dollars. The Parties shall use their good faith best efforts to resolve all disputes relating to payments hereunder pursuant to the dispute resolution provisions of
Article VII of this Agreement.

          3.7 Survival of Payment Obligations. Notwithstanding any other
              -------------------------------
provision of this Agreement to the contrary, the payment provisions of this
Article III, and the rights and obligations of the Parties thereunder, shall survive the expiration of the term or the termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties that arose or accrued prior to such expiration or termination relating to the payment of ACAP Market Transaction Costs, Supplier ACAP Deficiency

Charges, Transmission Congestion Charges, charges and credits imposed under
Section 4.5(b) hereof and FE Charges and FE Credits imposed under Section
4.5(a).

                                   ARTICLE IV
                                   ENERGY SWAP

          4.1 Forecasting. Beginning on the calendar day immediately preceding
              -----------
the Effective Date and continuing through the term of this Agreement, on a daily basis, DLC shall deliver to the Supplier, no later than three hours prior to the close of the ACAP market then set by the PJM West Protocols, the DLC Zone Hourly Forecasts for the following calendar day.

          4.2 Scheduling. Beginning on the calendar day immediately preceding
              ----------
the Effective Date and continuing through the term of this Agreement, on a daily basis, DLC shall schedule, or cause to be scheduled, pursuant the FE Protocols, the Swap Amounts. Beginning on the calendar day immediately preceding the Effective Date and continuing through the term of this Agreement, on a daily basis, the Supplier shall schedule, pursuant to the PJM West Protocols, the FE Supply Amounts, provided, that any portion of any FE Supply Amount not scheduled on a day-ahead basis shall be scheduled, pursuant to the PJM West Protocols, by the Supplier using the day-after E-schedules, if any, then permitted under, and according to such rules and procedures as may be then required by, the PJM West Protocols.

          4.3 Delivery. Beginning at one minute after 11:59 p.m. (eastern time)
              --------
on the day prior to the Effective Date and continuing through the term of this Agreement, DLC shall deliver, or cause to be delivered, to the Supplier each hour, on a continuous basis, the Swap Amount for such hour at the FE Control Area. Beginning at one minute after 11:59 p.m. (eastern time) on the day prior to the Effective Date and continuing through the term of this Agreement, the Supplier shall deliver to DLC each hour, on a continuous basis, the FE Supply Amount for such hour at the Beaver Valley 345kV bus in the DLC Zone or such other delivery point upon which the parties may mutually agree for a particular day. DLC shall be responsible, in accordance with Section 3.4 of this Agreement, for all Transmission Congestion Charges associated with the delivery of the Swap Amount. The Supplier shall be responsible, in accordance with Section 3.4 of this Agreement, for all Transmission Congestion Charges associated with the delivery of the FE Supply Amount.

          4.4 Reconciliation. Any Swap Energy Imbalance shall be hourly energy
              --------------
imbalance attributable to DLC. Any FE Energy Imbalance shall be hourly energy imbalance attributable to the Supplier. No later than 12:00 noon, eastern time, on a daily basis, the Supplier shall have completed any E-schedules contemplated by Section 4.2 hereof in respect of the FE Supply Amounts for the preceding calendar day and shall deliver to DLC an FE Tally Sheet documenting its receipt of Energy from or on behalf of DLC in respect of the Swap Amounts for the preceding calendar day.

          4.5 Energy Imbalance. For any hour during which there is Swap Energy
              ----------------
Imbalance or FE Energy Imbalance, DLC shall pay to the Supplier and the Supplier shall pay to DLC, in accordance with Section 3.4 of this Agreement, the following amounts as applicable:

               (a) Swap Energy Imbalance. In the event that DLC fails to
                   ---------------------
deliver, or cause to be delivered, to the FE Control Area the Swap Amount for such hour, DLC shall in the event of any under-delivery, pay to the Supplier an amount of dollars equal to the FE Charge applicable to an under-delivery of an amount of Energy equal to the Swap Energy Imbalance, and in the event of an over-delivery, receive a credit from the Supplier in an amount of dollars equal to the FE Credit applicable to an over-delivery of an amount of Energy equal to the Swap Energy Imbalance.

               (b) FE Energy Imbalance. In the event that the Supplier fails to
                   -------------------
deliver to the DLC Zone the FE Supply Amount for such hour, the Supplier shall in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the PJM West Protocols applicable to an under-delivery of an amount of Energy equal to the FE Energy Imbalance, and in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the PJM West Protocols applicable to an over-delivery of an amount of Energy equal to the FE Energy Imbalance (net of any costs DLC incurs in disposing of such Energy).

          4.6 Cooperation. The Parties shall cooperate in good faith to make
              -----------
such changes to their respective interconnection metering, telemetering and associated communications systems as are necessary to implement the provisions of this Agreement, with DLC responsible for those costs set forth on Exhibit D attached hereto and the Supplier responsible for all other costs associated therewith. In addition, the Parties will cooperate in good faith to establish a mechanism, at no cost to DLC or the Supplier, to provide a means to Dynamically Schedule Energy between the FE Control Area and PJM West.

          4.7 Ancillary Services Agreement. If the Effective Date has not
              ----------------------------
occurred on or before April 28, 2002, the Parties shall take, or cause to be taken, all actions necessary to amend the Ancillary Services Agreement to extend the term thereof until the earlier of (i) the Effective Date or (ii) April 28, 2003. If the Effective Date occurs before April 28, 2002, the Parties shall take, or cause to be taken, all actions necessary to terminate the Ancillary Services Agreement as of the Effective Date and shall pro rate any remaining payments due thereunder for the month during which the Effective Date occurs by the number of days during such month that Ancillary Services Agreement remains or remained in effect.

                                    ARTICLE V
                                  FORCE MAJEURE

          5.1 Force Majeure. Notwithstanding anything in this Agreement to the
              -------------
contrary, neither Party shall be liable in damages, or otherwise responsible to the other Party, for its failure to perform or observe any of its obligations under this Agreement if and only to the extent that it is unable to so perform or is prevented from performing by an event of Force Majeure. The Parties recognize and agree that an event of Force Majeure will not relieve any Party of its obligation to make payments when due hereunder.

          5.2 Definition of Force Majeure. The term "Force Majeure" as used
              ---------------------------
herein means those causes beyond the reasonable control of the Party affected that, by the exercise of reasonable diligence, including Good Utility Practice, such Party is unable to prevent, avoid, mitigate, or overcome, including an act of God, labor dispute (including a strike), act of the public enemy, war, civil disturbance, insurrection, riot, fire (unless resulting from the fault or negligence of the Party asserting Force Majeure), storm or flood, lightning, explosion (unless resulting from the fault or negligence of the Party asserting Force Majeure), order, government decree or rule, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond such Party's reasonable control. Events that cause a change in the market value of capacity or Energy or otherwise affect a Party's cost of performance under this Agreement shall not be considered Force Majeure events.

          5.3 Force Majeure Procedures. Upon the occurrence of an event of Force
              ------------------------
Majeure, the Party affected by such event shall (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure event and only during the continuance of any inability of performance caused by such Force Majeure event but for no longer period.

                                   ARTICLE VI
                             DEFAULT AND TERMINATION

          6.1 Event of Default. Unless excused by Force Majeure, each of the
              ----------------
following events shall be considered an Event of Default:

               (a) The material breach by either Party of any agreement, covenant or obligation under this Agreement; provided that such breach is not caused by the material breach of the other Party, and provided further that, if such breach is curable, a default shall not occur until the Party in breach has failed to cure such breach within thirty (30) days after receipt of written notice thereof by the non-defaulting Party;

               (b) The discovery that any representation or warranty made by a Party hereunder was false or misleading in any material respect when made that is not cured within thirty (30) days and which has a material adverse effect on the ability of the Party making such representation or warranty to perform its obligations hereunder;

               (c) The filing of an involuntary petition in bankruptcy against either Party or the appointment of a receiver or liquidator or trustee for either Party or of any substantial part of the property of a Party, provided that if such Party is working diligently to have such petition, receiver, liquidator or trustee stayed, dismissed or discharged, a default shall not occur unless such petition, receiver, liquidator or trustee is not stayed, dismissed or discharged within thirty (30) days ;

               (d) The entry of a decree adjudicating a Party or any substantial part of the property of a Party bankrupt or insolvent, provided that if such Party is working diligently to have such decree discharged or stayed, a default shall not occur unless such decree is continued undischarged and unstayed for a period of thirty (30) days;

               (e) The filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law by a Party or against it;

               (f) The failure of either Party to pay the other Party undisputed amounts owed within ten (10) days after receiving written notice from such Party that any such amount is overdue;

               (g) A default by either Party on its indebtedness to third parties, resulting in obligations of the Supplier in an amount of $50,000,000 or more being accelerated;

          6.2 Termination. Upon the occurrence of an Event of Default, the
              -----------
non-defaulting Party may terminate this Agreement by providing one hundred twenty (120) days' written notice to the defaulting Party of a specified date of termination; provided, however, that upon the occurrence of an Event of Default specified in Section 6.1 (c), (d) and (e) hereof, the non-defaulting Party may terminate this Agreement by delivering to the defaulting Party a written notice of termination, which termination shall be effective upon the defaulting Party's receipt of such notice. The non-defaulting Party may exercise all such rights and remedies as may be available to it to recover damages caused by such Event of Default.

          6.3 Additional Remedies. The Parties acknowledge and specifically
              -------------------
agree that their obligations under this Agreement are essential to ensure the reliability of the DLC Zone and the FE Control Area; that the breach of one Party's obligations may result in irreparable harm and damage to the other Party which cannot adequately be compensated by a monetary award; and that, as a consequence thereof, such non-breaching Party shall, in addition to any other remedy to which it may be entitled by reason of the breaching Party's breach of this Agreement, be entitled to seek and obtain temporary, preliminary and permanent injunctive relief from any court or Governmental Authority of competent jurisdiction restraining the breaching Party from committing or continuing any breach of this Agreement.

          6.4 Reimbursement for Replacement Costs.
              -----------------------------------

               (a) Upon the termination of this Agreement pursuant to Section
6.2 hereof as a result of any Event of Default, other than those Events of Default specified in Sections 6.1(c), (d) and (e) hereof, the defaulting Party shall be liable to the non-defaulting Party for all losses and costs reasonably incurred by the non-defaulting Party as a direct result of the defaulting Party's Event of Default, including all reasonable costs associated with replacing the obligations of the defaulting Party hereunder.

               (b) Upon the termination of this Agreement pursuant to Section
6.2 hereof as a result of an Event of Default specified in Sections 6.1(c), (d) and (e) hereof, the defaulting Party shall be liable to the non-defaulting Party for all of the non-defaulting Party's Losses (as defined in the next sentence) as a result thereof. For purposes of this Section 6.4(b), "Losses" means the excess, if any, between the amount that the non-defaulting Party, or its agent, determines in good faith and in a commercially reasonable manner to be the total losses and costs that the non-defaulting Party has and/or would incur in replacing the obligations of the defaulting Party for the remaining term of this Agreement and the amount of dollars, if any, already paid to the non-defaulting party by the defaulting party pursuant to the terms of this Agreement during the period of time beginning with the occurrence of the Event of Default that resulted in the termination of this Agreement. The non-defaulting Party, or its agent, may determine such Losses by using pricing or other valuation models and by reference to information available to it internally or supplied by one or more third parties (including, without limitation, dealers, information vendors and other sources of market information), which information may include, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. The defaulting Party shall pay an amount equal to the Losses to the non-defaulting Party within thirty (30) days after the defaulting Party receives written notice from the non-defaulting Party of such amount.

               (c) In addition to the foregoing amounts, the defaulting Party shall be liable for reasonable administrative and legal expenses incurred by the non-defaulting Party as a result of the defaulting Party's Event of Default. The Parties expressly agree that the obligations of each Party under this Section
6.4 shall survive and continue in full force following any termination of this Agreement pursuant to Section 6.2 hereof.

                                   ARTICLE VII
                               DISPUTE RESOLUTION

          7.1 Disputes. A Party with a claim or dispute under this Agreement
              --------
shall submit to the other Party a notification of such claim or dispute within sixty (60) days of the date on which the Party knew, or should have known, of the occurrence of the circumstances that gave rise to the claim or the question or issue in dispute. Any such notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. The Parties shall use their good faith best efforts to resolve the claim or dispute within thirty (30) days after delivery and receipt of a notification specifying the claim, issue or question in dispute. Subject to Section 7.4 hereof, if, after using their good faith best efforts to resolve the dispute, the Parties cannot resolve the dispute within thirty (30) days, the Parties may, if they both so agree in writing, utilize the alternative dispute resolution procedures set forth below in Sections 7.2 and
7.3 hereof.

          7.2 Arbitration. Any arbitration initiated under this Agreement shall
              -----------
be conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. In addition, if possible, the arbitrator shall have significant system operations experience in the electric industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect, in Pittsburgh, Pennsylvania. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. Sections 1 et seq.

          7.3 Arbitration Terms. The arbitration shall, if possible, be
              -----------------
concluded not later that six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty
(30) days of the conclusion of any hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on any award made by the arbitrator may be entered in any court having jurisdiction.

          7.4 FERC Jurisdiction. Notwithstanding any other provision of this
              -----------------
Agreement to the contrary, nothing in this Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such a case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of such claim, the portion of such claim not so accepted by FERC may be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over such claim, the decision, findings of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to such claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

                                  ARTICLE VIII
                                   ASSIGNMENT

          8.1 Assignment. Neither Party shall assign this Agreement in whole or
              ----------
in part, or any of the rights, interests, or obligations hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

          8.2 Release of Rights and Obligations. No assignment (including a
              ---------------------------------
merger, consolidation or sale of all or substantially all of the assets of a Party), transfer, conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until
(i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably conditioned, delayed or withheld.

          8.3 Successors & Assigns. This Agreement and all of the provisions
              --------------------
hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                                   ARTICLE IX
                         REPRESENTATIONS OF THE PARTIES

          9.1 Representations of the Supplier. The Supplier hereby represents
              -------------------------------
and warrants to DLC as follows:

               (a) Incorporation. The Supplier is a corporation duly organized,
                   -------------
validly existing and in good standing under the laws of the State of Ohio, and has all requisite power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

               (b) Authority. The Supplier has full power and authority to
                   ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Supplier. This Agreement has been duly and validly executed and delivered by the Supplier and, assuming that it is duly and validly executed and delivered by DLC, constitutes a legal, valid and binding agreement of the Supplier.

               (c) Regulatory Approval. The Supplier has obtained any and all
                   -------------------
approvals or waivers of, and has given any and all notices to, any Governmental Authority that are required for the Supplier to execute and deliver this Agreement. The Supplier has obtained, or will obtain by the Effective Date, any and all approvals or waivers of, and has given, or will give by the Effective Date, any and all notices to, any Governmental Authority that are required for the Supplier to consummate the transactions contemplated hereby.

               (d) Compliance With Law. The Supplier is not in violation of any
                   -------------------
applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect the Supplier's performance of its obligations under this Agreement.

          9.2 Representations of DLC. DLC represents and warrants to the
              ----------------------
Supplier as follows:

               (a) Incorporation. DLC is a corporation duly incorporated,
                   -------------
validly existing and is in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

               (b) Authority. DLC has full power and authority to execute and
                   ---------
deliver this Agreement and to consummate the transactions contemplated hereby and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of DLC. This Agreement has been duly and validly executed and delivered by DLC and, assuming that it is duly and validly executed and delivered by the Supplier, constitutes a legal, valid and binding agreement of DLC.

               (c) Regulatory Approval. DLC has obtained any and all approvals
                   -------------------
or waivers of, and has given any and all notices to, any Governmental Authority that are required for DLC to execute and deliver this Agreement. DLC has obtained, or will obtain by the Effective Date, any and all approvals or waivers of, and has given, or will give by the Effective Date, any and all notices to, any Governmental Authority that are required for DLC to consummate the transactions contemplated hereby.

               (d) Compliance With Law. DLC is not in violation of any
                   -------------------
applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect DLC's performance of its obligations under this Agreement.

          9.3 Representations of Both Parties. The representations and
              -------------------------------
warranties in this Article IX shall survive the date hereof and continue in full force and effect for the term of this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

          10.1 DLC's Indemnification. DLC shall indemnify, hold harmless and
               ---------------------
defend the Supplier, its parent, its Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including the Supplier's employees, DLC's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by DLC or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with DLC's performance or breach of this Agreement, or the exercise by DLC of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, DLC hereby waives any defense it otherwise might have under applicable workers' compensation laws.

          10.2 Supplier's Indemnification. The Supplier shall indemnify, hold
               --------------------------
harmless and defend DLC, its parent, Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including DLC's employees, the Supplier's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by the Supplier or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with the Supplier's performance or breach of this Agreement, or the exercise by the Supplier of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, the Supplier hereby waives any defense it otherwise might have under applicable workers' compensation laws.

          10.3 Indemnification Procedures. Any Party seeking indemnification
               --------------------------
under this Agreement shall give the other Party notice of such claim promptly but in any event on or before the earlier of the fifteenth (15th) day after the Party's actual knowledge of such claim or action or the ninetieth (90th) day from commencement of the event or circumstance giving rise to the claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed.

          10.4 Survival. The indemnification obligations of each Party under
               --------
this Article for acts or occurrences that occur prior to expiration, termination, or cancellation of this Agreement shall survive and continue in full force and effect regardless of whether this Agreement expires or terminates, or is canceled, surrendered or completed. Such indemnification obligations shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under worker's compensation acts, disability benefit acts or other employee acts, or otherwise.

                                   ARTICLE XI
                                 CONFIDENTIALITY

          11.1 Generally.
               ---------

               (a) Each Party (i) shall maintain the confidentiality of all information provided to it by the other Party under the terms of this Agreement,
(ii) shall not disclose such information to third parties (other than its Affiliates, advisors, and parties prospectively providing financing and risk management) without the prior written consent of the other Party, unless otherwise provided hereunder, and (iii) agrees to use such information only for such purposes and in such manner as is contemplated by the terms of this Agreement. Notwithstanding the foregoing, each Party shall be permitted to use any information provided to it by the other Party under the terms of this Agreement in support of any claim or counterclaim respecting an alleged breach of such other Party's obligations under this Agreement.

               (b) Upon the other Party's prior written approval (which shall not be unreasonably withheld), either Party may provide information provided to it by the other Party under the terms of this Agreement to the PUC, FERC or other Governmental Authority with jurisdiction, as may be necessary, to obtain required regulatory approvals or to comply generally with any applicable Law. In such an instance, the disclosing Party shall seek confidential treatment for such information provided to any Governmental Authority and will notify the other Party, as far in advance as is practicable, of its intention to release such information to any Governmental Authority.

                                   ARTICLE XII
                                  MISCELLANEOUS

          12.1 Limitation of Liability. Except as specifically provided in
               -----------------------
Article III hereof, Sections 6.3 and 6.4 hereof and Article X hereof, neither DLC nor the

Supplier, nor their respective officers, directors, agents, employees, parents, Affiliates, successors, assigns, contractors or subcontractors shall be liable to the other Party or its shareholders, subsidiaries, Affiliates, officers, directors, agents, employees, successors, assigns, contractors or subcontractors for claims, suits, actions, causes of action or otherwise for incidental, punitive, special, indirect, multiple, or consequential damages (including attorneys' fees or litigation costs and lost profits) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty, or strict liability.

          12.2 Amendments. This Agreement may be amended, modified or
               ----------
supplemented only by written agreement of both DLC and the Supplier. Such amendments or modifications shall become effective only after the Parties have received all authorizations, if any, as may be required from the relevant Governmental Authorities.

          12.3 Notices and Bank Account Information. All notices and other
               ------------------------------------
communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address, and all transfer of funds hereunder shall be made to the recipient Party at its bank account, set forth below (or at such other address or facsimile number, or bank account, for a Party as shall be designated by such Party in a notice delivered hereunder; provided however, that notices of a change of address, or change of bank account, shall be effective only upon receipt thereof):

               (a) If to the Supplier to:

               Larry Hartley
               Director, Commodity Accounting
               FirstEnergy Solutions Corp.
               395 Ghent Road
               Akron, Ohio 44333
               Fax:  330-315-7493

               with a copy to:

               Arthur R. Garfield
               President, FirstEnergy Solutions Corp.
               76 South Main Street
               Akron, Ohio 44308
               Fax:  330-384-4988

               Bank Account: to be provided prior to the Effective Date

               (b) If to DLC to:

               Duquesne Light Company
               System Operations (N2-S0)
               2839 New Beaver Avenue
               Pittsburgh, PA 15233
               Attn: John F. Rosser
               Fax:  412-393-8647

               with a copy to:

               John S. Moot
               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 2005
               Fax:     202-393-5760

               Bank Account: to be provided prior to the Effective Date.

          12.4 No Third Party Beneficiaries. Nothing in this Agreement, express
               ----------------------------
or implied, is intended to confer on any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder.

          12.5 Waiver. A waiver of any failure of a Party to comply with any
               ------
obligation, covenant, agreement, or condition herein by the Party entitled to the benefits thereof shall be effective only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

          12.6 Severability. Each covenant, condition, restriction and other
               ------------
term of this Agreement is intended to be, and shall be construed as, independent and severable from each other covenant, condition, restriction and other term. If any covenant, condition, restriction or other term of this Agreement is held to be invalid by any Governmental Authority, the invalidity of such covenant, condition, restriction or other term shall not affect the validity of the remaining covenants, conditions, restrictions or other terms hereof. In such an event, the Parties shall, to the extent possible, negotiate an equitable adjustment to any provision of this Agreement as necessary to effect the purpose of this Agreement.

          12.7 Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof (except to the extent that such law is preempted by federal law). THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN

AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.8 Independent Contractors. The Parties acknowledge and agree that
               -----------------------
except for purposes of the limited agency relationship contemplated by Article III of this Agreement: (i) they are independent contractors, (ii) neither Party shall have any right, power or authority to enter into any agreement or commitment, act on behalf of, or otherwise bind the other Party in any way, and
(iii) nothing contained in this Agreement shall create any relationship between DLC and the Supplier other than that of independent contractors.

          12.9 Counterparts. This Agreement may be executed in more than one (1)
               ------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.10 Entire Agreement. This Agreement, including the Schedules and
                ----------------
Exhibits hereto, embodies the entire agreement and understanding of the Parties in respect of the obligations and requirements set forth in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter contained herein.

          12.11 Article, Section and Exhibit Headings. The Article, Section and
                -------------------------------------
Exhibit headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

          12.12 Further Assurances. The Parties hereto agree to execute and
                ------------------
deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to consummate the transactions contemplated hereby. Each Party agrees to cooperate with, assist and accommodate all reasonable requests made by the other Party in respect of any regulatory approval necessary for, or any regulatory proceeding relating to, the execution and deliver of this Agreement and the consummation of the transactions contemplated hereby. Each Party further agrees to comply with all Laws of all Governmental Authorities relating to this Agreement and the consummation of the transactions contemplated hereby.

          IN WITNESS WHEREOF, each of DLC and the Supplier has caused this Agreement to be executed as of the date first above written.

                                               DUQUESNE LIGHT COMPANY


                                               By:    /s/ Frosina C. Cordisco
                                                      --------------------------
                                               Name:  Frosina C. Cordisco
                                               Title: Vice President & Treasurer


                                               FIRSTENERGY SOLUTIONS CORP.


                                               By:    /s/ Arthur R. Garfield
                                                      --------------------------
                                               Name:  Arthur R. Garfield
                                               Title: President

(336818)

                                                                       EXHIBIT A

                         JOINDER AGREEMENT AND GUARANTY

     As a material inducement for Duquesne Light Company, a Pennsylvania corporation ("DLC"), to enter into that certain Capacity Agreement, of even date herewith (the "Capacity Agreement"), with FirstEnergy Solutions Corp., an Ohio corporation (the "Supplier") and a wholly owned subsidiary of FirstEnergy Corp., an Ohio corporation ("FirstEnergy"), and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, FirstEnergy hereby agrees to cause its subsidiaries The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company to be bound by and comply fully with the provisions of Section 4.7 of the Capacity Agreement as if such subsidiaries were parties thereto. In addition, FirstEnergy absolutely and unconditionally guarantees the obligations of the Supplier under the Capacity Agreement as set forth in the Guaranty attached hereto, which Guaranty FirstEnergy, contemporaneously with the execution of this Joinder Agreement, hereby executes and delivers to DLC.

     Dated as of the 18th day of December 2001.

                                                     FIRSTENERGY CORP.


                                                     By:    /s/ Thomas C. Navin
                                                            -------------------
                                                     Name:  Thomas C. Navin
                                                     Title: Treasurer

                                    GUARANTY

     GUARANTY effective as of December 18, 2001 by and between FIRSTENERGY CORP., an Ohio corporation with its principal place of business at 76 South Main Street, Akron, Ohio 44308 ("Guarantor"), and Duquesne Light Company, a Pennsylvania corporation with its principal place of business at 411 Seventh Avenue, Pittsburgh, PA 15219 (the "Seller"). Seller has agreed to enter into with FirstEnergy Solutions Corp. (f/k/a/ "FirstEnergy Services Corp.") (the "Customer"), a wholly-owned subsidiary of the Guarantor that certain Capacity Agreement, dated as of December 18, 2001, involving the purchase, sale or exchange of electrical capacity and electrical energy (the "Agreement").

     In consideration thereof, and as an inducement for the extension of credit by the Seller to the Customer, the Guarantor hereby absolutely and unconditionally guarantees to the Seller, its permitted successors and assigns pursuant to this Guaranty, the prompt payment (within three (3) business days of demand by the Seller) of any and all amounts that are or may hereafter become due and payable (taking into account any applicable grace periods) from the Customer to the Seller by reason of the Agreement (the "Obligations"), including, but not limited to, payment for damages, losses, costs and expenses arising out of any failure by the Customer to fully perform the Agreement, as well as any indebtedness under the Agreement (regardless of whether such indebtedness be in the form of book accounts, accounts payable, promissory notes, trade acceptances, checks, drafts, or other evidence of indebtedness, together with late fees, service charges and/or liquidated damages (but only if, and to the extent, provided for in the Agreement and interest, if any, at the rate specified therein)), provided, however, that, notwithstanding the
                          --------  -------
foregoing, such payment obligations of Guarantor shall not include any obligation to pay consequential, indirect, punitive or exemplary damages of any kind whatsoever. Guarantor further promises to pay any such Obligations without deduction for any claim or set-off or counterclaim, except as may be provided expressly in the Agreement. This Guaranty shall be a guaranty of payment, and not of collection, and the Seller shall not be required to take any proceedings or exhaust its remedies against the Customer prior to the exercise of its rights and remedies against the Guarantor, as guarantor.

     The Guarantor hereby agrees to reimburse the Seller for all sums paid to the Seller by the Customer that must subsequently be returned by the Seller as a preference or fraudulent transfer under the Federal Bankruptcy Code or any applicable state law.

     This Guaranty is a continuing guaranty and shall remain in full force and effect from the date hereof until the Agreement has terminated and all payment obligations under the Agreement have been satisfied. This Guaranty shall continue until the Termination Effective Date (as defined below). Notice of demand by the Seller shall be sent by either certified mail, return receipt requested, or hand delivery, to the respective addresses specified above, with notices to the Guarantor sent to the attention of the Treasurer, and shall be deemed to be received on the day that such writing is delivered to the intended recipient thereof.

     The Guarantor hereby acknowledges that the modification of the Agreement shall not affect the liability of the Guarantor with respect hereto. Except as provided above with respect to the requirement of notice from the Seller to the Guarantor of a payment demand, the Guarantor hereby waives, to the extent permitted by law, the requirements of the giving of any notice, including, but not limited to, (a) notice of the acceptance of this Guaranty by the Seller; (b) notice of the entry into the Agreement between the Customer and the Seller and of any modifications thereto; (c) notice of any extension of time for the payment for any sums due and payable to the Seller under the Agreement; (d) with respect to any notes or evidence of indebtedness received by the Seller from the Customer, notice of presentment, notice of adverse facts, demand for payment, protest or notice of protest; and (e) notice of any defaults by or disputes with the Customer.

     This Guaranty shall not be affected by the taking of any checks, notes or other obligations, secured or unsecured, in any amount, purportedly in payment of the whole or any part of any Obligations or by reason of any extension of time given to, or any indulgences shown to, the Customer by the Seller, or by the making, execution and delivery of any oral or written agreement or agreements affecting said Obligations. The Guarantor's liability hereunder shall not be impaired or discharged by reason of any reorganization, insolvency, bankruptcy or similar proceeding (whether voluntary or involuntary) modifying the Seller's rights and remedies against the Customer with regard to any Obligation or liability of the Customer to the Seller under the Agreement.

     The Guarantor also waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon Customer with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Agreement, any of the Obligations or any other collateral security therefor or guarantee or a right of offset with respect thereto at any time or from time to time held by Seller, (b) any defense, set-off or counterclaim, other than those to which Customer or any other affiliate of Guarantor is or may be entitled to, relating to or arising from or out of the Agreement, (c) until Seller shall have been paid in full, any right by Guarantor to subrogation or indemnification, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Customer for the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, the Seller may, but shall be under no obligation to, pursue such rights and remedies as it may have against Customer or any other party or against any collateral security or guarantee for the Obligations or any right to offset with respect thereto, and any failure by Seller to pursue such other rights or remedies or to collect any payments from the Customer or any such other party or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Customer or any such other party or of any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Seller against Guarantor.

     This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Seller, and its respective successors, transferees and assigns, until all Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by payment in full.

     The Guarantor represents and warrants, as of the date hereof, that this Guaranty has been duly authorized, executed and delivered by the Guarantor and that this Guaranty is a legal, valid and binding obligation of the Guarantor.

     The Guarantor further agrees that if its senior unsecured debt securities are rated below BBB- by Standard & Poor's Corporation or below Baa3 by Moody's Investors Service, Inc., then the Guarantor shall negotiate in good faith with the Seller to replace this Guaranty with such other form of security for the Obligations upon which the Guarantor and the Seller may mutually agree.

     This Guaranty shall not be assigned or modified without the written consent of each of the Guarantor and the Seller and shall not be affected by any change in the relationship between Guarantor and the Customer. This Guaranty shall not be relied upon, or enforced, by any person other than the Guarantor, the Customer, and the Seller.

     This Guaranty revokes any prior guaranty, if any, issued by the Guarantor to the Seller for the obligations of the Customer.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the date first above written.

                                                     FIRSTENERGY CORP.


                                                     By: /s/ Thomas C. Navin
                                                         -----------------------
                                                             Thomas C. Navin
                                                             Treasurer

                                                                       EXHIBIT B

                             ILLUSTRATIVE EXAMPLE(S)

Example 1 - ACAP Transaction with FE "Short" ACAP
================================================================================

Time                   Action
--------------------------------------------------------------------------------
7:00 am                DLC issues load forecast - Peak Load for next day =
Day Ahead              2200MW

                       PJM issues ACAP requirement for DLC Load = 2200 x 1.06 = 2332MW

8:00 am                DLC notifies FE of swap percentage - 55%
Day Ahead              FE's ACAP obligation = 2200x0.55 = 1210MW

9:50 am                FE Designates ACAP resources for DLC load:
Day Ahead
                       Beaver Valley 1 - 810MW

                       Sammis 3 & 4 - 360
                       TOTAL = 1170MW (40MW shortfall)

                       (Note - FE can designate partial units also)

10:00 am               FE ACAP Accounting:
Day Ahead              ------------------
                       1170MW supplied - 1210MW required = -40MW shortfall
ACAP
Market
Closes

12:00 noon             ACAP Market Price = $100/MW-Day
                       -------------------------------
Day Ahead
                       Anticipated bill from PJM to DLC = 40 x 100 = $4,000

ACAP
Market                 - Pass-Through to FE = 40 x 100 = $4,000
Clears and
ACAP Price             (to be billed 10 days following the end of the calendar
Posted                 month)

Example 2 - E-schedules and Energy Imbalance Calculations
================================================================================

Time                   Action
--------------------------------------------------------------------------------
12:00 noon             FE schedule or bid units into PJM Day-Ahead energy
till 4:00pm            market.
Day Ahead
                       For hour 11:00 am, forecast load is:

                       DLC Control Area Load = 2000MW

                       POLR load = 1700MW

                       FE Swap percentage = 55%

                       FE Swap Energy for this hour = 2000 x 0.55 = 1100MW

                       Units Scheduled by FE into PJM:

                       Beaver Valley 1 - 810MW (self-scheduled)

                       Units bid by FE into PJM:

                       Sammis 3 & 4 - 360 MW @ $25/MWh

4:00pm Day             Day-Ahead Market Clears @ $ 23.00 for 11:00 am
Ahead                  following day.

                       FE Units Scheduled by PJM:

                       Beaver Valley 1 - 810MW (Self-scheduled unit)

                       Sammis 3 & 4 - 0 MW (Mkt * Bid for this unit)

4:00pm till            Unit re-bid for real-time market:
10:00pm
day-ahead              Sammis 3 & 4 - 360 MW @ $25/MWh

11:00 am               Real-Time PJM Market Price = $27.00/MWh
Operating
                       Sammis 3 & 4 dispatched at 360 MW


* = Less than

Day                    Beaver Valley 1 @ 810MW (self-scheduled)

                       DLC delivers 1050MW of energy to FE

                       - 1050MW from resources within FE's control area

                       - DLC "Short" 50MW for hour

Between                FE Accounting:
12:00
midnight               Day-ahead Schedule Beaver Valley 1 @ 810MW
and
10:00 am               Day-after e-schedule of 1100 - 810 = 290MW
Day
After                  Total = 810 + 290 = 1100MW (= Swap for hour)
Operating
Day                    - No FE Energy Imbalance with eSchedule

Days After             FE Payments:

Submit                 PJM
schedules,             ---
calculate              Day-ahead self-schedule Beaver Valley 1 @ 810MW - $0
anticipated
payments               Day-after e-schedule of 290MW for Swap - 290 x $27 =
to/from PJM            ($7,830)

                       Real-time dispatch of Sammis 3 & 4 - 360 x $27 = $9,720

                       Net Payment from PJM to FE = $9720 - $7830 = $1,890

                       DLC
                       ---

                       DLC short 50MW

                       FE Replacement Cost = $30/MWh

                       Payment from DLC to FE = 50 x 30 = $1500

                       For Swap Energy Imbalance (to be billed 10 days following the end of the calendar month).

                                                                       EXHIBIT C

                        ADDITIONAL ILLUSTRATIVE EXAMPLE

Example 3 - FE Swap with a Regional ICAP Requirement
================================================================================

Time                   Action
--------------------------------------------------------------------------------
1) Seasonal designation of Swap Percentage and ICAP
--------------------------------------------------------------------------------
1 Month                PJM forecasts Summer seasonal peak for DLC zone as
Prior to               2800MW
Start of ICAP
Summer                 DLC notifies FE of swap percentage for season - 65%
Season*
                       FE seasonal ICAP obligation = 2800MW x 65% = 1820MW

                       FE designates Beaver Valley 1& 2 - 1630MW, plus 32% of Sammis 6 - 190MW for a total of 1820MW of ICAP on DLC's behalf.

                       (Once designated, the energy swap percentage remains fixed at 65% for each day of the applicable ICAP season)

2) Non-Peak Day During ICAP Season - Energy Swap
--------------------------------------------------------------------------------
8:00 am                DLC issues load forecast - Peak Load for next day =
Day Ahead              2200MW at 5:00pm

                       FE bids in 1820MW of capacity (Beaver Valley 1&2, 32% of Sammis 6) into PJM Energy market

5:00 pm                DLC delivers firm energy to FE = 2200MW x 65% =
Operating              1430MW
Day
(Forecast              FE units are dispatched by PJM at 1820MW
Peak Hour              FE schedules 1820MW - 1430MW = 390MW from PJM
for Day)               back to FE control area

                       FE total = 1430MW (DLC delivery in FE CA) + 390MW (Scheduled from PJM to FE CA) = 1820MW

                       (In this example FE delivers 1820MW into the PJM market, 1430MW of which is used for the energy swap and the remaining 390MW is scheduled back to FE.)

*Example assumes current PJM Protocols concerning ICAP apply.

                                                                        EXHBIT D

                         DLC'S COSTS UNDER SECTION 4.6

     DLC's costs for changes to interconnection metering, telemetering and associated communications systems contemplated under Section 4.6 of this Agreement (the "Changes") shall be as follows: (i) with respect to Changes relating to the Mansfield generating facility, the lesser of fifty percent (50%) of the costs for such Changes and $122,050, (ii) with respect to Changes relating to the Sammis generating facility, the lesser of fifty percent (50%) of the costs for such Changes and $316,000, and (iii) with respect to Changes relating to the Beaver Valley generating facility, the lesser of fifty percent (50%) of the costs for such Changes and $24,900.